Exhibit 10.1
SECOND AMENDMENT
TO
EMPLOYMENT AGREEMENT
THIS SECOND AMENDMENT (this “Second Amendment”) is made and entered into by and between DYADIC INTERNATIONAL, INC., a Delaware corporation (the “Company”) and MARK A. EMALFARB (the “Executive”) as of November 12 , 2019.
RECITALS:
WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated as of June 16, 2016, as amended by that First Amendment dated as of January 23, 2018 (the “Employment Agreement”);
WHEREAS, the Employment Agreement provides that options to purchase up to a total of 600,000 shares of the Company’s common stock (the “Stock Options”) shall be awarded to the Executive and shall vest on the date or dates when the Company shall have entered into certain licensing and/or collaboration transactions as specified therein; and
WHEREAS, the Company and the Executive wish to amend the Employment Agreement to provide that certain of the Stock Options shall have a fixed exercise date on the tenth anniversary of the date on the which the Stock Options are awarded and vest.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Company and the Executive hereby agree to amend the Employment Agreement as follows:
1.Amendment. Section 3(e) of the Employment Agreement is hereby amended and restated to read as follows:
“(e) Licensing/Collaboration Transaction Stock Options. Upon the execution of this Agreement, the Company shall cause the Compensation Committee to authorize for the Executive stock options to purchase up to six hundred thousand (600,000) shares of the Company's common stock which shall be awarded to the Executive and shall be exercised as follows.
For purposes of this Agreement a Bona Fide transaction is defined as a license, joint venture or other collaboration for development of a specific biologic with the intent to commercialize and/or a license agreement that generates a cumulative five million dollars ($5,000,000) in non-refundable cash, or when either the vaccine or biologic pharmaceutical business category is sold.
(i) a first option for two hundred thousand (200,000) shares at an exercise price equal to the June 3, 2016 publicly-traded price of the common stock (the "First Option") will be awarded and vest on the date

(the "First Option Award Date") when the Company shall have entered into a Bona Fide licensing agreement or other form of collaboration with Sanofi or another biotech/pharmaceutical company approved by the Board providing for the Company's grant of a license or other form of collaboration to such party to the Company's C1 technology for use in developing or manufacturing vaccines, antibodies or other biologics (the "First License/Collaboration"), and will be exercised automatically without any action by the Executive on the tenth anniversary of the First Option Award Date;
(ii) a second option for two hundred thousand (200,000) shares at an exercise price equal to the June 3, 2016 publicly-traded price of the common stock (the "Second Option") will be awarded and vest on the date (the "Second Option Award Date") when the Company shall have entered into a second such Bona Fide licensing agreement or other form of collaboration with Sanofi or another biotech/pharmaceutical company approved by the Board providing for the Company's grant of a license or other form of collaboration to such party to the Company's C1 technology for use in developing or manufacturing vaccines, anti-bodies or other biologics (the "Second License/Collaboration"), and will be exercised automatically without any action by the Executive on the tenth anniversary of the Second Option Award Date;
(iii) on the Second Option Award Date, a third option will be awarded to the Executive, exercisable for five (5) years, to purchase an additional two hundred thousand (200,000) shares of the Company's common stock at an exercise price equal to the price of the Company's publicly-traded shares on the Second Option Award Date. This option award will vest when the Company shall have entered into a third such Bona Fide licensing agreement or other form of collaboration with a biotech/pharmaceutical company as approved by the Board providing for the Company's grant of a license or other form of collaboration to such party to the Company's C1 technology for use in developing or manufacturing vaccines, antibodies or other biologics.”
2.Effect. Except as expressly amended by the provisions of this Second Amendment, all of the terms and provisions of the Employment Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the Company and the Executive have executed this Second Amendment as of the day and year first written above.
DYADIC INTERNATIONAL, INC.

By: /s/ Michael P. Tarnok
Name: Michael P. Tarnok
        Title: Chairman

/s/ Mark A. Emalfarb
Mark A. Emalfarb